Exhibit 99.1

CPSI Announces Third Quarter 2020 Results

Highlights for Third Quarter 2020:

  Revenues of $68.3 million;
  GAAP net income of $5.3 million and non-GAAP net income of $9.4 million;
  GAAP earnings per diluted share of $0.36 and non-GAAP earnings per diluted share of $0.67;
  Adjusted EBITDA of $11.8 million;
  Bookings of $21.5 million;
  Cash provided by operations of $8.1 million; and
  Net debt of $77.9 million

MOBILE, Ala.--(BUSINESS WIRE)--November 5, 2020--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the third quarter of 2020 and nine months ended September 30, 2020.

As previously announced on September 9, 2020, and in tandem with the authorization of the Company’s $30 million stock repurchase program, the CPSI Board of Directors opted to indefinitely suspend all quarterly dividends.

Total revenues for the quarter ended September 30, 2020, were $68.3 million, compared with total revenues of $68.7 million for the prior-year third quarter. GAAP net income for the quarter ended September 30, 2020, was $5.3 million, or $0.36 per diluted share, compared with $4.1 million, or $0.29 per diluted share, for the quarter ended September 30, 2019. Cash provided by operations for the third quarter of 2020 was $8.1 million, consistent with $8.1 million for the prior-year quarter. Net debt at September 30, 2020, was $77.9 million compared to $118 million one year ago.

Total revenues for the nine months ended September 30, 2020, were $197.6 million, compared with total revenues of $204.0 million for the prior-year period. GAAP net income for the nine months ended September 30, 2020, was $11.1 million, or $0.77 per diluted share, compared with $9.2 million, or $0.65 per diluted share, for the nine months ended September 30, 2019. Cash provided by operations for the first nine months of 2020 was $33.0 million, compared with $25.5 million for the prior-year period.

Commenting on the Company’s financial performance for the third quarter of 2020, Matt Chambless, chief financial officer of CPSI, stated, “A strong schedule for net new Thrive implementations and the continued recovery in hospital patient volumes, which helped drive our TruBridge revenues, resulted in impressive sequential increases on both the top and bottom lines. Revenues in the third quarter increased 15% from the second quarter, while net income nearly doubled and Adjusted EBITDA increased 54% over the same period. This top line strength, combined with continued discipline on the cost side, allowed us to extend our recent success in generating cash flows, with trailing twelve-month operating cash flows in excess of $51 million, a 48% improvement compared to the same metric a year ago. Our performance across all of these metrics is a testament to the resiliency of CPSI and our customer base, who view us as a committed partner as they navigate the unique challenges they have confronted in 2020.”

Boyd Douglas, president and chief executive officer of CPSI, stated, “We are pleased that in this challenging environment, total CPSI bookings year-to-date are up 15% over last year. As we head into the last quarter of 2020 with improved visibility and confidence in our operations, we anticipate being able to provide long-term guidance metrics when we release full-year 2020 results. There will always be market factors that can create uncertainty for CPSI and our customers. However, after more than 40 years of serving community healthcare providers, we measure our success not only by how quickly we react to those uncertainties, but also by what we learn and how we can emerge even stronger.”

CPSI will hold a live webcast to discuss its third quarter 2020 results today, Thursday, November 5, 2020, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post‑acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC and iNetXperts, Corp. d/b/a Get Real Health. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward‑looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward‑looking statements. Such factors may include: our ability to successfully execute repurchases of our common stock under the newly-approved stock repurchase program, as well as the potential for such repurchases to affect the price of our common stock and increase volatility; the global pandemic related to the novel coronavirus COVID‑19, including the size and breadth of this pandemic, which has decreased our hospital customers’ patient volumes and negatively impacted our variable revenues, and could negatively impact our gross margins and income, as well as our financial position and/or liquidity; federal, state and local government actions to address and contain the impact of COVID-19 and their impact on us and our hospital clients; operational disruptions and heightened cybersecurity risks due to a significant percentage of our workforce working remotely; overall business and economic conditions affecting the healthcare industry, including the effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified client service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. We also caution investors that the forward‑looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sales revenues:
System sales and support	$40,388	$40,990	$116,297	$123,877
TruBridge	27,945	27,709	81,342	80,119
Total sales revenues	68,333	68,699	197,639	203,996

Costs of sales:
System sales and support	17,628	18,761	51,901	54,776
TruBridge	15,287	14,023	44,100	41,660
Total costs of sales	32,915	32,784	96,001	96,436

Gross profit	35,418	35,915	101,638	107,560

Operating expenses:
Product development	8,549	9,158	25,190	27,684
Sales and marketing	6,359	6,654	18,526	21,158
General and administrative	11,440	10,996	34,242	34,909
Amortization of acquisition-related intangibles	2,866	3,100	8,599	8,139
Total operating expenses	29,214	29,908	86,557	91,890

Operating income	6,204	6,007	15,081	15,670

Other income (expense):
Other income	916	4	1,241	535
Loss on extinguishment of debt	-	-	(202)	-
Interest expense	(850)	(1,702)	(2,832)	(5,269)
Total other income (expense)	66	(1,698)	(1,793)	(4,734)

Income before taxes	6,270	4,309	13,288	10,936
Provision for income taxes	1,002	174	2,165	1,695
Net income	$5,268	$4,135	$11,123	$9,241

Net income per common share – basic and diluted	$0.36	$0.29	$0.77	$0.65

Weighted average shares outstanding used in per common share computations – basic and diluted	14,095	13,829	14,022	13,760

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands, except per share data)

	Sept. 30, 2020	Dec. 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,777	$7,357
Accounts receivable, net of allowance for doubtful accounts of $2,155 and $2,078, respectively	33,698	38,819
Financing receivables, current portion, net	12,535	12,032
Inventories	1,290	1,426
Prepaid income taxes	1,988	1,337
Prepaid expenses and other	6,990	5,861
Total current assets	68,278	66,832

Property and equipment, net	13,500	11,593
Software development costs, net	2,278	-
Operating lease assets	6,919	7,800
Financing receivables, net of current portion	13,998	18,267
Other assets, net of current portion	2,407	1,771
Intangible assets, net	74,511	83,110
Goodwill	150,216	150,216
Total assets	$332,107	$339,589

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,987	$8,804
Current portion of long-term debt	3,457	8,430
Deferred revenue	7,454	8,628
Accrued vacation	5,520	4,301
Other accrued liabilities	11,100	11,767
Total current liabilities	35,518	41,930

Long-term debt, less current portion	86,224	99,433
Operating lease liabilities, net of current portion	5,376	6,256
Deferred tax liabilities	8,683	7,623
Total liabilities	135,801	155,242

Stockholders’ Equity:
Common stock, $0.001 par value; 30,000 shares authorized; 14,512 and 14,356 shares issued and outstanding	15	14
Additional paid-in capital	179,791	174,618
Retained earnings	16,500	9,715
Total stockholders’ equity	196,306	184,347
Total liabilities and stockholders’ equity	$332,107	$339,589

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (In thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net income	$11,123	$9,241
Adjustments to net income:
Provision for bad debt	2,696	1,975
Deferred taxes	1,060	376
Stock-based compensation	5,174	7,297
Depreciation	1,334	1,084
Amortization of acquisition-related intangibles	8,599	8,139
Amortization of software development costs	78	-
Amortization of deferred finance costs	242	259
Loss on extinguishment of debt	202	-
Changes in operating assets and liabilities:
Accounts receivable	3,490	(157)
Financing receivables	2,701	3,483
Inventories	136	26
Prepaid expenses and other	(1,765)	(1,426)
Accounts payable	(817)	1,318
Deferred revenue	(1,174)	(1,975)
Other liabilities	553	(4,116)
Income taxes payable	(651)	(11)
Net cash provided by operating activities	32,981	25,513

Investing activities:
Purchase of business, net of cash acquired	-	(10,733)
Investment in software development	(2,356)	-
Purchases of property and equipment	(3,241)	(1,670)
Net cash used in investing activities	(5,597)	(12,403)

Financing activities:
Dividends paid	(4,338)	(4,293)
Proceeds from long-term debt	67	-
Payments of long-term debt principal	(3,132)	(11,665)
Payments of revolving line of credit	(15,561)	(9,693)
Proceeds from revolving line of credit	-	11,000
Payments of contingent consideration	-	(206)
Proceeds from the exercise of options	-	3
Net cash used in financing activities	(22,964)	(14,854)

Net increase (decrease) in cash and cash equivalents	4,420	(1,744)

Cash and cash equivalents, beginning of period	7,357	5,732
Cash and cash equivalents, end of period	$11,777	$3,988

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
System sales and support(1)	$13,715	$13,365	$37,646	$34,668
TruBridge(2)	7,760	10,248	23,176	17,572
Total	$21,475	$23,613	$60,822	$52,240
(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).
Bookings Composition (In thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
System sales and support
Included in period’s revenues	$917	$838
Non-subscription sales (1)	6,241	6,431
Subscription revenue (2)	6,557	6,096
TruBridge
Net new (3)	3,455	4,632
Cross-sell (3)	4,305	5,616
Total	$21,475	$23,613
(1)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(2)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

(3)

“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

Acute Care EHR Net New License Mix
	Three Months Ended September 30,
	2020	2019
SaaS (1)	3	1
Perpetual license (2)	5	4
Total	8	5
(1)	SaaS license arrangements exhibit revenue that is recurring in nature (recognized as the services are provided over the contract term).
(2)	Perpetual licenses exhibit revenue that is nonrecurring in nature (recognized effectively upon system installation).

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands)
Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income, as reported	$5,268	$4,135	$11,123	$9,241
Depreciation expense	442	354	1,334	1,084
Amortization of software development costs	24	-	79	-
Amortization of acquisition-related intangible assets	2,866	3,100	8,599	8,139
Stock-based compensation	1,564	2,170	5,174	7,297
Severance and other nonrecurring charges	711	587	816	2,928
Interest expense and other, net	(66)	1,698	1,793	4,734
Provision for income taxes	1,002	174	2,165	1,695
Adjusted EBITDA	$11,811	$12,218	$31,083	$35,118
COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands, except per share data)
Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income, as reported	$5,268	$4,135	$11,123	$9,241
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	2,866	3,100	8,599	8,139
Stock-based compensation	1,564	2,170	5,174	7,297
Severance and other nonrecurring charges	711	587	816	2,928
Non-cash charges to interest expense	73	86	242	259
Loss on extinguishment of debt	-	-	202	-
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,095)	(1,248)	(3,157)	(3,911)
Tax shortfall from stock-based compensation	-	-	299	186
Non-GAAP net income	$9,387	$8,830	$23,298	$24,139
Weighted average shares outstanding, diluted	14,095	13,829	14,022	13,760
Non-GAAP EPS	$0.67	$0.64	$1.66	$1.75

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non‑GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for (i) depreciation expense; (ii) amortization of software development costs; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) severance and other non‑recurring expenses; (vi) interest expense and other, net; and (vii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other non-recurring expenses; (iv) non-cash charges to interest expense; (v) loss on extinguishment of debt; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall from stock-based compensation.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Amortization of software development costs – Amortization of software development costs is a non‑cash expense resulting from the application of U.S. GAAP to our product development expenditures, which requires capitalization of expenditures meeting certain defined criteria which are then amortized over the estimated useful life of the related assets. We exclude amortization expense related to capitalized software development costs from non-GAAP financial measures because we believe the amount of such expenses in any period may not directly correlate with the underlying performance of our business operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring expenses – Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense – Non-cash charges to interest expense includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock‑based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non‑GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100